Contact:	Amedisys, Inc.
Gregory H. Browne
Chief Financial Officer
(225) 292-2031
gbrowne@amedisys.com

Noonan Russo
Investor Relations
Brian Ritchie
(212) 845-4269
brian.ritchie@eurorscg.com

AMEDISYS REPORTS THIRD QUARTER 2005

RESULTS

Company Reports Record Quarterly Revenue

Amedisys Reaffirms 2005 and 2006 Guidance

COMPANY TO HOST CONFERENCE CALL

TODAY AT 10:00 AM ET

BATON ROUGE, Louisiana (November 1, 2005) – Amedisys, Inc. (NasdaqNM: “AMED” or “the Company”), one of America’s leading home health nursing companies, today reported its financial results for the third quarter of 2005.

For the quarter ended September 30, 2005, the Company reported net income of $7.8 million, or $0.48 per diluted share, on record net service revenue of $112.2 million. Net service revenue increased by 92 percent when compared with the $58.5 million reported for the comparable period in the prior year. Amedisys reported net income of $5.2 million, or $0.39 per diluted share for the quarter ended September 30, 2004. The diluted weighted average number of shares outstanding approximated 16.1 million in the quarter ended September 30, 2005 and 13.1 million in the comparable period of 2004.

For the nine months ended September 30, 2005, the Company reported net income of $22.8 million, or $1.44 per diluted share, on net service revenue of $262.7 million. For the same period the previous year, Amedisys reported net income of $14.4 million, or $1.12 per diluted share, on net service revenue of $162.7 million. The diluted weighted average number of shares outstanding approximated 15.9 million in the nine months ended September 30, 2005 and 12.8 million in the comparable period of 2004.

The financial results include a full quarter from the acquisition of Housecall Medical Resources, effective July 1, and two months of results from the acquisitions of Spectracare and Ncare, which were effective August 1.

The financial results for both the quarter and nine months ended September 30, 2005 were impacted by several items, including a write-off of deferred loan costs relating to the termination of a prior financing arrangement ($0.02 per diluted share), amortization of severance arrangements following the recently completed Housecall transaction ($0.02 per diluted share) and the impact of Hurricane Katrina on the Company’s operations in the Gulf Coast region (estimated at approximately $0.02 to $0.03 per diluted share). However, the Company resolved certain open Medicare cost reports, which had the effect of increasing reported earnings by approximately $0.02 per diluted share.

“Our significant year-over-year increase in net income of 50 percent for the third quarter is all the more gratifying given the extraordinary events of this quarter – Hurricanes Katrina and Rita occurred while Amedisys was integrating our recent significant acquisitions, particularly Housecall. Given that we achieved the above financial results without yet seeing significant synergies from the Housecall acquisition, we remain confident that, based on currently available information, our earnings for fiscal 2005 will fall in the range of $1.95 and $2.01 per diluted share.

“Internal growth of Medicare patient admissions was approximately 18 percent in the third quarter, when compared with the previous year, which continues the strong rate of growth seen by the Company throughout 2005,” continued Borne. “The initiation of start-ups continues to accelerate, from seven new locations in 2003, thirteen in 2004, approximately twenty-five expected in 2005, and a significantly higher number expected in 2006.”

“Amedisys has a strong Balance Sheet, and we have continued to pay down the Revolving Line of Credit since the quarter end, with a current balance outstanding of $5 million, and cash on hand of approximately $25 million. With this in mind, based on currently available information, we are reaffirming previous earnings guidance for full-year 2006 of between $2.52 and $2.64 per diluted share, including stock option expense, as required by the change in accounting standards.”

The Company will provide further information today on these results during a teleconference call that is scheduled for 10:00 a.m. ET. To access this call, please dial 1-877-691-0877 (domestic) or 1-973-582-2767 (international). A replay of the conference call will be available until November 8th, 2005, by dialing 1-877-519-4471 (domestic) or 1-973-341-3080 (international). The replay pin number is 6610315.

Amedisys, Inc., a leading provider of home health nursing services, is headquartered in Baton Rouge, Louisiana. Its common stock trades on The Nasdaq Stock Market under the symbol “AMED”.

This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s services in the marketplace, competitive factors, changes in government reimbursement procedures, dependence upon third-party vendors, and other risks discussed in the Company’s periodic filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Additional information on the Company can be found on the World Wide Web

http://www.amedisys.com

AMEDISYS, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS For the three and nine months ended September 30, 2005 and 2004 (Amounts in thousands, except per share data)

	(Unaudited)
	For the three months ended September 30,		For the nine months ended September 30,
	2005	2004	2005	2004
Income:
Net service revenue	$112,166	$58,494	$262,664	$162,729
Cost of service revenue (excluding depreciation and amortization)	49,011	25,653	110,516	68,746

Gross margin	63,155	32,841	152,148	93,983

General and administrative expenses:
Salaries and benefits	27,798	14,217	64,661	41,568
Other	21,395	10,184	49,292	28,987

Total general and administrative expenses	49,193	24,401	113,953	70,555

Operating income	13,962	8,440	38,195	23,428
Other income (expense):
Interest income	240	84	1,140	180
Interest expense	(1,470)	(142)	(1,757)	(366)
Miscellaneous, net	74	(21)	46	(28)

Total other expense, net	(1,156)	(79)	(571)	(214)

Income before income taxes	12,806	8,361	37,624	23,214
Income tax expense	5,045	3,175	14,824	8,846

Net income	$7,761	$5,186	$22,800	$14,368

Basic weighted average common shares outstanding	15,692	12,669	15,531	12,319
Basic income per common share:

Net income	$0.49	$0.41	$1.47	$1.17

Diluted weighted average common shares outstanding	16,061	13,136	15,885	12,833
Diluted income per common share:

Net income	$0.48	$0.39	$1.44	$1.12

AMEDISYS, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS As of September 30, 2005 and December 31, 2004 (Amounts in thousands, except share data)

	September 30, 2005	December 31, 2004
ASSETS:	(unaudited)
CURRENT ASSETS:
Cash and cash equivalents	$20,750	$89,679
Patient accounts receivable, net of allowance for doubtful accounts of $11,998 at September 30, 2005 and $3,751 at December 31, 2004	58,484	24,478
Prepaid expenses	2,570	1,356
Deferred Income Taxes	3,671	—
Inventory and other current assets	5,827	3,377

Total current assets	91,302	118,890
Property and equipment, net	24,315	10,003
Goodwill	194,502	62,537
Intangible assets, net of $2,757 and $1,177 of accumulated amortization at September 30, 2005 and December 31, 2004, respectively	13,981	4,447
Other assets, net	5,778	3,856

Total assets	$329,878	$199,733

LIABILITIES AND STOCKHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Accounts payable	$10,170	$6,681
Accrued expenses:
Payroll and payroll taxes	28,930	11,914
Insurance	9,539	4,663
Income taxes	4,957	271
Legal settlements	1,739	1,833
Other	11,717	3,822
Current portion of deferred income taxes	—	1,353
Current portion of long-term debt	9,301	1,689
Current portion of obligations under capital leases	223	423
Current portion of Medicare liabilities	10,856	9,327

Total current liabilities	87,432	41,976
Long-term debt	55,072	1,380
Obligations under capital leases	136	329
Deferred income taxes	5,010	6,749
Other long-term liabilities	826	826

Total liabilities	148,476	51,260
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 5,000,000 shares authorized;
None issued and outstanding	—	—
Common stock , $.001 par value, 30,000,000 shares authorized;
15,787,752 and 15,310,547 shares issued at September 30, 2005 and December 31, 2004, respectively	16	15
Additional paid-in capital	142,917	132,032
Unearned Compensation	(755)	—
Treasury stock at cost, 4,167 shares held at September 30, 2005 and December 31, 2004	(25)	(25)
Retained earnings (deficit)	39,249	16,451

Total stockholders’ equity	181,402	148,473

Total liabilities and stockholders’ equity	$329,878	$199,733

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